EXHIBIT 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D, including amendments thereto (the “Schedule 13D”) with respect to the common stock, $0.01 par value per share, of Ares Commercial Real Estate Corporation, a Maryland corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to the Schedule 13D provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 8th day of May, 2012.

ARES INVESTMENTS HOLDINGS LLC

/s/ Michael D. Weiner
By:	Michael D. Weiner
Its:	Authorized Signatory

ARES INVESTMENTS LLC

/s/ Michael D. Weiner
By:	Michael D. Weiner
Its:	Authorized Signatory

ARES PARTNERS MANAGEMENT COMPANY LLC

/s/ Michael D. Weiner
By:	Michael D. Weiner
Its:	Authorized Signatory